AGREEMENT

The Agreement (the “Agreement”) is between NutraFuels, Inc. (the “Company”) and Neil Catania (the “Executive”) and made on October 9, 2017.

RECITALS:

WHEREAS, the Executive has rendered valuable services to the Company as its Vice President.

WHEREAS, the Company desires to award the Executive certain of its common shares for the services he rendered to the Company.

WHEREAS, the Executive desires to receive the Shares as compensation as set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein set forth, the parties hereby agree as follows:

1. The term (the “Term”) of employment of Executive by the Company was January 1, 2014 to December 31, 2016.

2. The Company shall pay to Executive two million shares (2,000,000) of common stock as payment for the services which upon issue on December 1, 20116 were validly issued fully paid and non-assessible shares.

3. Executive acknowledges he is not owed any additional compensation for the period of the Term.

Agreed and accepted.

NutraFuels, Inc.

By: /s/ Edgar Ward

    Edgar Ward, Chief Executive Officer

Executive

By: /s/ Neil Catania

     Neil Catania